   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1995
                                                     REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                      COLUMBIA/HCA HEALTHCARE CORPORATION

            (Exact name of registrant as specified in its charter)

                                     8062                    75-2497104
         DELAWARE             (Primary Standard           (I.R.S Employer
                          Industrial Classification     Identification No.)
                                 Code Number)

     (State or other
     jurisdiction of
     incorporation or
      organization)

                                ONE PARK PLAZA
                   NASHVILLE, TENNESSEE 37203 (615) 327-9551
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

   STEPHEN T. BRAUN, SENIOR VICE PRESIDENT AND GENERAL COUNSEL COLUMBIA/HCA HEALTHCARE CORPORATION ONE PARK PLAZA NASHVILLE, TENNESSEE 37203 (615) 327-
                                     9551
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:

                              RONALD J. FRAPPIER
                              JENKENS & GILCHRIST
                          A PROFESSIONAL CORPORATION
                         1445 ROSS AVENUE, SUITE 3200
                              DALLAS, TEXAS 75202
                                (214) 855-4500

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
           TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________________________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________________________________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED MAXIMUM
     TITLE OF EACH                    PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
  CLASS OF SECURITIES   AMOUNT TO BE   OFFERING PRICE      OFFERING     REGISTRATION
    TO BE REGISTERED     REGISTERED       PER UNIT         PRICE(1)         FEE
------------------------------------------------------------------------------------
Debt Securities...     $1,500,000,000       100%        $1,500,000,000    $517,242

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(1) Estimated solely for purposes of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  Pursuant to Rule 429, the Prospectus included as a part of this Registration Statement relates to the securities registered hereby and the remaining unsold Debt Securities having a proposed maximum offering price of $49,500,000, which were previously registered under Registration Statement No. 33-53409 on Form S-3.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH IN SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 9, 1995

PROSPECTUS

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                                DEBT SECURITIES

                                  -----------

  Columbia/HCA Healthcare Corporation (the "Company") may offer at any time, or from time to time, its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") with an aggregate initial offering price not to exceed $1,549,500,000. The Company will offer the Debt Securities to the public on terms determined by market conditions. The Debt Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Debt Securities may be sold for U.S. dollars or one or more foreign or composite currencies and the principal of, premium, if any, and interest, if any, on the Debt Securities may likewise be payable in U.S. dollars or one or more foreign or composite currencies.

  The Debt Securities will be senior obligations of the Company, unsecured and unsubordinated to any other existing indebtedness of the Company.

  The terms of the Debt Securities, including where applicable the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, purchase price, any terms for mandatory redemption or redemption at the option of the Company or the holder and any terms for sinking fund payments, the initial public offering price, and the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters, the compensation, if any, of such underwriters or agents and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

  The Debt Securities may be issuable in registered definitive form ("Certificated Notes") or may be represented by one or more permanent global securities ("Global Notes"), as specified in the applicable Prospectus Supplement. Except in limited circumstances, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Certificated Notes and will not be considered the holders thereof. See "Description of the Debt Securities--Book-Entry System."

  The Debt Securities may be sold to underwriters, to or through dealers, acting as principals for their own account or acting as agents, or directly to other purchasers. The Company may indemnify such underwriters, dealers and agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

  This Prospectus may not be used to consummate sales of the Debt Securities unless accompanied by a Prospectus Supplement.

November  , 1995

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, Seven World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates, by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Company's Common Stock is listed.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information set forth in the Registration Statement (in accordance with the rules and regulations of the Commission), and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated herein by reference:

    1. Annual Report on Form 10-K for the year ended December 31, 1994 (the "Form 10-K").

    2. The portions of the Proxy Statement for the Annual Meeting of Stockholders held June 8, 1995 that have been incorporated by reference in the Form 10-K.

    3. Quarterly Reports on Form 10-Q for the interim periods ended March 31, 1995 and June 30, 1995.

    4. Current Reports on Form 8-K dated February 21, 1995 and April 24,
       1995.

    5. Registration Statement on Form 8-A dated August 31, 1993.

  All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement set forth herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement set forth herein or in a subsequently filed document deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON TO WHOM A PROSPECTUS AND PROSPECTUS SUPPLEMENT ARE DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN). REQUESTS FOR SUCH DOCUMENTS SHOULD BE SUBMITTED IN WRITING TO JOHN M. FRANCK II, SECRETARY, COLUMBIA/HCA HEALTHCARE CORPORATION, ONE PARK PLAZA, NASHVILLE, TENNESSEE 37203 OR BY TELEPHONE AT (615) 340-5881.

                                  THE COMPANY

  The Company is one of the largest health care services companies in the United States. At June 30, 1995, the Company operated approximately 320 general, acute care and psychiatric hospitals in approximately 36 states and two foreign countries. In addition, as part of its comprehensive health care networks, the Company operates facilities that provide a broad range of outpatient and ancillary services. At June 30, 1995, the Company operated more than 100 outpatient centers.

  The Company's primary objective is to provide to the markets it serves a comprehensive array of quality health care services in the most cost-effective manner possible. The Company's general, acute care hospitals typically provide a full range of services commonly available in hospitals to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by the Company's general, acute care hospitals as well as at freestanding facilities operated by the Company, including outpatient surgery and diagnostic centers, rehabilitation facilities, home health care agencies and other facilities. In addition, the Company operates psychiatric hospitals which generally provide a full range of mental health care services in inpatient, partial hospitalization and outpatient settings.

  The Company was formed in January 1990 as a Nevada corporation and reincorporated in Delaware in September 1993. The Company's principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and its telephone number at such address is (615) 327-9551.

                              RECENT DEVELOPMENTS

  On November 8, 1995, the Company announced operating results for the nine months ended September 30, 1995. Such operating results are unaudited and are not necessarily indicative of the results that may be expected for the Company in the future. Summary operating results for the Company for the nine months endedSeptember 30, 1995 and 1994 are presented below (dollars in millions except per share amounts).

                                                                NINE MONTHS
                                                              ENDED SEPTEMBER
                                                                  30, 1995
                                                                (UNAUDITED)
                                                              -----------------
                                                               1995      1994
                                                              -------  --------
Revenues..................................................... $13,112  $ 10,621
Net income excluding merger and facility consolidation costs
 and extraordinary item......................................     945       745
Merger and facility consolidation costs (net of tax)(a)......    (235)     (102)
Loss on extinguishment of debt (net of tax)..................    (103)     (115)
Net income...................................................     607       528
Earnings per common share:
  Net income excluding merger and facility consolidation
   costs and extraordinary item..............................    2.11      1.76
Merger and facility consolidation costs (net of tax)(a)......   (0.53)    (0.24)
Loss on extinguishment of debt (net of tax)..................   (0.23)    (0.27)
Net income...................................................    1.35      1.25
Shares used in computation of earnings per common share
 (000)....................................................... 448,185   423,402

--------
(a) Merger costs relate to the Healthtrust, Inc.-The Hospital Company and HCA-Hospital Corporation of America mergers for 1995 and 1994, respectively.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of the Company's consolidated earnings to fixed charges for the periods presented.

          FOR THE SIX
         MONTHS ENDED
         JUNE 30, 1995
           AND 1994                   FOR THE YEARS ENDED DECEMBER 31,
      --------------------      -----------------------------------------------------------------
       1995        1994         1994          1993          1992          1991          1990
      -------     -------       -----         -----         -----         -----         -----
      3.27x       4.02x         4.09x         3.33x         2.05x         1.47x         1.65x

  For the purpose of computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before minority interests, income taxes and fixed charges. "Fixed charges" consists of interest expense, debt amortization costs and one-third of rent expense, which approximates the interest portion of rent expense.

  Statements setting forth the computation of the ratio of earnings to fixed charges for each of the five years ended December 31 and for the six months ended June 30, 1995 and 1994 are filed as exhibits to the Registration Statement of which this Prospectus is a part.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Debt Securities offered hereby will be used for general corporate purposes, which may include, without limitation, repayment of commercial paper and other indebtedness, additional capitalization of the Company's subsidiaries and affiliates, capital expenditures and possible acquisitions, unless a specific determination as to the use of the proceeds is otherwise described in the accompanying Prospectus Supplement.

                      DESCRIPTION OF THE DEBT SECURITIES

  The following description summarizes certain general terms and provisions of the Debt Securities. The particular terms of the Debt Securities, including the nature of any variations from the following general provisions, will be described in the Prospectus Supplement relating to such Debt Securities.

  The Debt Securities, which will represent senior indebtedness of the Company, may be issued in one or more series under an Indenture between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), dated as of December 15, 1993 (the "Indenture"). The Indenture has been filed with the Commission as an exhibit to the Registration Statement and is incorporated by reference herein.

  The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture. Unless otherwise defined herein, all capitalized terms shall have the definitions set forth in the Indenture.

GENERAL

  Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Debt Securities to benefit from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor with recognized claims against that subsidiary. Claims on the Company's subsidiaries by creditors may include claims of holders of indebtedness and claims of creditors in the ordinary course of business. Such claims may increase or decrease, and additional claims may be incurred in the future.

  The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Indenture limits the ability of the Company and its Subsidiaries under certain circumstances to secure Debt (as hereinafter defined) by mortgages on its Principal Properties (as hereinafter defined), entering into Sale and Lease-Back Transactions or issuing Subsidiary Debt or Preferred Stock as more fully described below.

  The Prospectus Supplement will describe the following terms of the Debt Securities being offered: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) the date or dates on which the Debt Securities may be issued and are or will be payable;
(4) the rate or rates per annum (which may be fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, and the date or dates from which such interest, if any, will accrue; (5) the date or dates on which such interest, if any, on the Debt Securities will be payable and the Regular Record Dates for any such Interest Payment Dates; and the extent to which, or the manner in which, any interest payable on a global Debt Security ("Global Notes") on an Interest Payment Date will be paid if other than in the manner described under "Book-Entry System" below; (6) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of, and premium, if any, and any interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange;
(7) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities may be redeemed at the option of the Company; (8) the obligation, if any, of the Company to redeem, to repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation; (9) whether the Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; (10) whether the Debt Securities are to be issued in whole or in part in the form of one or more Global Notes and, if so, the identity of the depositary, if any, for such Global Note or Notes; (11) if other than Dollars, the Foreign Currency or Currencies or Foreign Currency Units in which the principal of, and premium, if any, and any interest on the Debt Securities shall or may be paid and, if applicable, whether at the election of the Company and/or the Holder, and the conditions and manner of determining the exchange rate or rates; (12) any index used to determine the amount of payment of principal of and premium, if any, and any interest on the Debt Securities; (13) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Debt Securities; (14) any other detailed terms and provisions of the Debt Securities which are not inconsistent with the Indenture (Section 301). Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.

  The Debt Securities may be issued as Discount Securities to be sold at a substantial discount below their principal amount. "Discount Securities" means any Debt Securities issued with original issue discount for purposes of the Code. Special United States income tax and other considerations applicable to Discount Securities will be described in the Prospectus Supplement relating thereto. Discount Securities may provide for the declaration or acceleration of the Maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof (Sections 101, 502).

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Notes, as described below under "Book-Entry System." Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, the Debt Securities will be issuable in fully registered form and in denominations of $1,000 or any multiple thereof. One or more Global Notes will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Note or Notes (Sections 201, 301, 302, 304).

  The Debt Securities of any series (other than a Global Note) will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. The Debt Securities may be presented for exchange as provided above, and Debt Securities (other than a Global Note) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or co-Security Registrar designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or co-Security Registrar being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar (Section 305).

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and premium, if any, and any interest on the Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto (Section 307). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on the Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest (Section 307).

  Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will act as the Company's sole Paying Agent through its principal office in the Borough of Manhattan, The City of New York, with respect to the Debt Securities. Any Paying Agents outside the United States and other Paying Agents in the United States initially designated by the Company for the Debt Securities being offered will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts; provided, however, the Company will be required to maintain a Paying Agent in each Place of Payment for such series.

  All moneys paid by the Company to the Trustee or a Paying Agent for the payment of principal of, and premium, if any, and any interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security may thereafter look only to the Company for payment thereof (Section 1103).

BOOK-ENTRY SYSTEM

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States (a "Depositary") identified in the Prospectus Supplement relating to such series.

  The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities that are to be represented by a Global Note to be deposited with or on behalf of a Depositary will be represented by a Global Note registered in the name of such Depositary or its nominee. Upon the issuance of a Global Note in registered form, the Depositary for such Global Note will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

  So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Note for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Notes will not be entitled to have Debt Securities of the series represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Note representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Note may not be transferred except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Section 304). If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Note or Notes representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive registered form in exchange for all the Global Notes representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

LIMITATIONS ON THE COMPANY AND CERTAIN SUBSIDIARIES

 Limitations on Mortgages

  The Indenture provides that neither the Company nor any Subsidiary of the Company will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by any mortgages, liens, pledges or other encumbrances ("Mortgages") upon any Principal Property (as hereinafter defined) without effectively providing that the Debt Securities (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Debt Securities) shall be secured equally and ratably with (or prior
to) such Debt so long as such Debt shall be so secured, except that this restriction will not apply to: (1) Mortgages securing the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto if the amount of such Debt does not exceed the cost thereof), provided such Debt and the Mortgages are incurred within 18 months of the acquisition or completion of construction and full operation (or within 18 months of the completion of such repairs, alterations or improvements); (2) Mortgages existing on property at the time of its acquisition by the Company or a Subsidiary or on the property of a corporation at the time of the acquisition of such corporation by the Company or a Subsidiary (including acquisitions through merger or consolidation); (3) Mortgages to secure Debt on which the interest payments are exempt from federal income tax under Section 103 of the Code; (4) Mortgages in favor of the Company or a Consolidated Subsidiary; (5) Mortgages existing on the date of the Indenture; (6) certain Mortgages to governmental entities; (7) Mortgages incurred in connection with the borrowing of funds if within 120 days such funds are used to repay Debt in the same principal amount secured by other Mortgages on Principal Property with an independently appraised fair market value at least equal to the appraised fair market value of the Principal Property which secures the new Mortgage; (8) Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the related Principal Property arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code (or any similar provision adopted hereafter); and (9) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (1) through (8) provided the amount secured is not increased (Section 1105).

 Limitations on Sale and Lease-Back

  The Indenture provides that neither the Company nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with any person (other than the Company or a Subsidiary) unless either (i) the Company or such Subsidiary would be entitled, pursuant to the provisions described in clauses (1) through (9) under "Limitations on Mortgages" above, to incur Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the Debt Securities, or (ii) the Company during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Funded Debt and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of the chief financial officer of the Company of the leased property at the time such transaction was entered into, in each case net of the principal amount of all debt securities delivered under the Indenture, including the Debt Securities (Section 1106).

 Limitations on Subsidiary Debt and Preferred Stock

  The Indenture provides that the Company may not permit any Restricted Subsidiary (which term includes most of the Company's existing Subsidiaries) to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of or become responsible for the payment of, as applicable, any Debt or Preferred Stock other than (1) Debt outstanding on the date of the Indenture; (2) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary; (3) Debt or Preferred Stock of any corporation or partnership existing at the time such corporation or partnership becomes a Subsidiary; (4) Debt of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries incurred or assumed in connection with the disposition of any business, property or Subsidiary, other than guarantees or similar credit support by any Restricted Subsidiary of indebtedness incurred by any Person acquiring all or any portion of such business, property or Subsidiary for the purpose of financing such acquisition; (5) Debt of a Restricted Subsidiary in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided by such Restricted Subsidiary in the ordinary course of business; (6) Debt secured by a Mortgage incurred to finance the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that (A) such Mortgage and the Debt secured thereby are incurred within 18 months of the later of such acquisition or completion of construction (or such addition, repair, alteration or improvement) and full operation thereof and (B) such Mortgage does not relate to any property other than the property so purchased or constructed (or added, repaired, altered or improved); (7) Permitted Subsidiary Refinancing Debt (as defined in the Indenture); (8) Debt (including without limitation, Debt arising from a guarantee) of a Restricted Subsidiary to the Company or another Subsidiary, but only for so long as held or owned by the Company or another Subsidiary; or (9) any obligation pursuant to a Sale and Lease-Back Transaction permitted pursuant to the provisions described under "Limitations on Sale and Lease-Back" above (Section 1107).

  Notwithstanding the foregoing, the Company and any one or more Subsidiaries, including Restricted Subsidiaries, may, without securing the Debt Securities, issue, assume or guarantee Debt or Preferred Stock or enter into any Sale and Lease-Back Transaction that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Debt or Preferred Stock of the Company and its Subsidiaries (not including Debt or Preferred Stock permitted pursuant to the foregoing paragraphs) and the aggregate Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions does not exceed 15% of Consolidated Net Tangible Assets (as hereinafter defined) of the Company and its Consolidated Subsidiaries (Section 1108).

  The term Principal Property is defined to mean each acute-care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Company and/or one or more of its Subsidiaries and located in the United States. The term Consolidated Net Tangible Assets is defined to mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Company (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles. The term Attributable Debt is defined to mean (i) as to any capitalized lease obligations, the Debt carried on the balance sheet in accordance with generally accepted accounting principles, and (ii) as to any operating leases, the total net minimum rent required to be paid under such leases during the remaining term thereof discounted at the rate of 1% per annum over the weighted average yield to maturity of all debt securities issued and outstanding under the Indenture, including any outstanding Debt Securities, compounded semi-annually (Section 101).

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment in respect of any Debt Security of that series when due; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than the series), continued for 60 days after written notice as provided in the Indenture;

(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of that series (Section 501). If any Event of Default with respect to Debt Securities of any series at any time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series (Section 512).

  The Company is required to furnish the Trustee annually with a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (Section 1109).

MODIFICATION AND WAIVER

  Modifications of and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest, if any, on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of Discount Securities payable upon acceleration of the maturity thereof, (d) change the currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 1002).

  The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default in the payment of principal or any premium or interest or a covenant or provision that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes the Company's obligations on the Debt Securities and under the Indenture, that immediately after giving effect to the transactions no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met (Section 901).

DEFEASANCE

  If so specified in the Prospectus Supplement with respect to the Debt Securities of any series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the Indenture concerning limitations upon Mortgages, Subsidiary Debt and Preferred Stock, Sale and Leaseback Transactions, and consolidations, mergers and sales of assets, in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations (as defined) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal, premium, if any, and interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for United States income tax purposes and
(2) if the Debt Securities of such series are then listed on any national securities exchange, such Debt Securities would not be delisted from such exchange as a result of the exercise of such option (Article Fourteen).

NOTICES

  Notices to Holders will be given by mail to the addresses of such Holders as they appear in the Security Register (Sections 101, 105).

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 111).

CONCERNING THE TRUSTEE

  The Trustee has normal banking relationships with the Company.

                             PLAN OF DISTRIBUTION

GENERAL

  The Company may sell Debt Securities to or through underwriters or a group of underwriters, directly to other purchasers, or through dealers or agents. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution, and time and place of delivery, of the offered Debt Securities. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to solicit offers to purchase the offered Debt Securities upon the terms and conditions set forth in any Prospectus Supplement.

  In connection with the sale of Debt Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be "underwriters," and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation will be described, in the Prospectus Supplement relating to the offered Debt Securities.

  Under agreements that may be entered into by the Company, underwriters, dealers and agents that participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  Each issuance of a series of Debt Securities will constitute a new issue of securities with no established trading market. In the event that Debt Securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities of any series or as to the liquidity of the trading market for such Debt Securities.

DELAYED DELIVERY ARRANGEMENT

  If so indicated in the Prospectus Supplement relating to offered Debt Securities, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The dealers and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                LEGAL OPINIONS

  Certain matters with respect to the validity of the Debt Securities offered hereby will be passed upon for the Company by Stephen T. Braun, Senior Vice President and General Counsel of the Company, and for any underwriters, dealers or agents, as the case may be, by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. Jenkens & Gilchrist, a Professional Corporation, has rendered, and continues to render, certain legal services to the Company. As of June 30, 1995, Mr. Braun owned approximately 2,329 shares and had options to purchase 134,500 shares of the Company's Common Stock.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules of the Company, incorporated herein by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, to the extent and for the periods indicated in their reports thereon. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      SEC filing fee................................................. $517,242
      Accounting fees and expenses...................................   25,000*
      Printing and engraving.........................................   25,000*
      Blue Sky fees and expenses (including legal fees)..............   10,000*
      Trustee's fees and expenses....................................   15,000*
      Rating Agency fees.............................................  135,000*
      Miscellaneous..................................................   22,758*
                                                                      --------
           Total..................................................... $750,000*
                                                                      ========

--------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

  Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

  The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for transactions in which the director received an improper personal benefit.

  The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

  The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS.

        1        -- Form of Underwriting Agreement (filed as Exhibit 1 to the
                   Registrant's Registration Statement on Form S-3 (File No.
                   33-50985), and incorporated herein by reference).
        4        -- Indenture dated as of December 15, 1993 between the Company and The First National Bank of Chicago, as Trustee (filed as
                   Exhibit 4.11 to the Registrant's Annual Report on Form 10-K
                   for the fiscal year ended December 31, 1993, and
                   incorporated herein by reference).
        5        -- Opinion of Stephen T. Braun, Esq.
        12.1     -- Statement regarding supplemental computation of ratio of earnings to fixed charges (filed as Exhibit 12 to the
                   Registrant's Current Report on Form 8-K dated April 24,
                   1995, and incorporated herein by reference).
        12.2     -- Statement regarding computation of ratio of earnings to fixed charges (filed as Exhibit 12 to the Registrant's
                   Quarterly Report on Form 10-Q for the quarter ended June 30,
                   1995, and incorporated herein by reference).
        23(a)    -- Consent of Ernst & Young LLP, independent auditors.
        23(b)    -- Consent of Stephen T. Braun, Esq. appears in his opinion filed as Exhibit 5.
        25       -- Power of Attorney of certain signatories appears on page
                 II-4.
        26       -- Statement of Eligibility of Trustee on Form T-1 (filed as
                   Exhibit 26 to the Registrant's Registration Statement on
                   Form S-3 (File No. 33-50985), and incorporated herein by
                   reference).

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on November 7, 1995.

                                          Columbia/HCA Healthcare Corporation

                                          By: /s/ Stephen T. Braun
                                              ---------------------------------
                                                     STEPHEN T. BRAUN
                                             SENIOR VICE PRESIDENT AND GENERAL
                                                          COUNSEL

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Braun, David C. Colby and Kenneth C. Donahey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                TITLE                      DATE

      /s/ R. Clayton McWhorter         Chairman of the           November 6,
-------------------------------------  Board                         1995
        R. CLAYTON MCWHORTER

   /s/ Thomas F. Frist, Jr., M.D.      Vice-Chairman of the      November 6,
-------------------------------------  Board                         1995
     THOMAS F. FRIST, JR., M.D.

        /s/ Richard L. Scott           President, Chief          November 6,
-------------------------------------  Executive Officer             1995
          RICHARD L. SCOTT             (Principal Executive
                                       Officer and
                                       Director)

         /s/ David C. Colby            Senior Vice               November 6,
-------------------------------------  President and                 1995
           DAVID C. COLBY              Treasurer (Principal
                                       Financial Officer)

       /s/ Kenneth C. Donahey          Senior Vice               November 6,
-------------------------------------  President and                 1995
         KENNETH C. DONAHEY            Controller
                                       (Principal
                                       Accounting Officer)

    /s/ Magdalena Averhoff, M.D.       Director                  November 6,
-------------------------------------                                1995
      MAGDALENA AVERHOFF, M.D.

              SIGNATURE                 TITLE                     DATE

        /s/ J. David Grissom            Director                 November 6,
-------------------------------------                                1995
          J. DAVID GRISSOM

      /s/ Richard W. Hanselman          Director                 November 6,
-------------------------------------                                1995
        RICHARD W. HANSELMAN

         /s/ Charles J. Kane            Director                 November 6,
-------------------------------------                                1995
           CHARLES J. KANE

         /s/ John W. Landrum            Director                 November 6,
-------------------------------------                                1995
           JOHN W. LANDRUM

         /s/ T. Michael Long            Director                 November 6,
-------------------------------------                                1995
           T. MICHAEL LONG

      /s/ Donald S. MacNaughton         Director                 November 6,
-------------------------------------                                1995
        DONALD S. MACNAUGHTON

         /s/ Darla D. Moore             Director                 November 1,
-------------------------------------                                1995
           DARLA D. MOORE

     /s/ Rodman W. Moorhead III         Director                 November 6,
-------------------------------------                                1995
       RODMAN W. MOORHEAD III

         /s/ Carl F. Pollard            Director                 November 6,
-------------------------------------                                1995
           CARL F. POLLARD

        /s/ Carl E. Reichardt           Director                 November 6,
-------------------------------------                                1995
         CARL E. REICHHARDT

      /s/ Frank S. Royal, M.D.          Director                 November 6,
-------------------------------------                                1995
         FRANK S. ROYAL M.D.

        /s/ Robert D. Walter            Director                 November 6,
-------------------------------------                                1995
          ROBERT D. WALTER

        /s/ William T. Young            Director                 November 6,
-------------------------------------                                1995
          WILLIAM T. YOUNG

                               INDEX TO EXHIBITS

  1    --  Form of Underwriting Agreement (filed as Exhibit 1 to the
           Registrant's Registration Statement on Form S-3 (File No. 33-50985),
           and incorporated herein by reference).
  4    --  Indenture dated as of December 15, 1993 between the Company and The
           First National Bank of Chicago, as Trustee (filed as Exhibit 4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
  5    --  Opinion of Stephen T. Braun, Esq.
 12.1  --  Statement regarding supplemental computation of ratio of earnings to fixed charges (filed as Exhibit 12 to the Registrant's Current
           Report on Form 8-K dated April 24, 1995, and incorporated herein by reference).
 12.2  --  Statement regarding computation of ratio of earnings to fixed charges (filed on Exhibit 12 to the Registrant's Quarterly Report on
           Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference).
 23(a) --  Consent of Ernst & Young LLP, independent auditors.
 23(b) --  Consent of Stephen T. Braun, Esq. appears in his opinion filed as
           Exhibit 5.
 25    --  Power of Attorney of certain signatories appears on page II-4.
 26    --  Statement of Eligibility of Trustee on Form T-1 (filed as Exhibit 26 to the Registrant's Registration Statement on Form S-3 (File No. 33-
           50985), and incorporated herein by reference).